                                                                     EXHIBIT 4.9

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

                                WARRANT AGREEMENT

                      To Purchase Shares of Common Stock of

                                REDENVLEOPE, INC.

              Dated as of February 10, 2000 (the "Effective Date")

         WHEREAS, RedEnvelope, Inc. a Delaware corporation (the "Company") has entered into a Master Lease Agreement dated as of February 10, 2000, Equipment Schedule No. VL-1 and Vl-2 dated as of February 10, 2000, and related Summary Equipment Schedules (collectively, the "Leases") with Comdisco, Inc., a Delaware corporation (the "Warrantholder"); and

         WHEREAS, the Company desires to grant to Warrantholder, in consideration for such Leases, the right to purchase shares of its Common Stock;

         NOW, THEREFORE, in consideration of the Warrantholder executing and delivering such Leases and in consideration of mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

1.       GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.

         The Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe to and purchase, from the Company, 9,272 fully paid and non-assessable shares of the Company's Common Stock at a purchase price of $4.853 per share (the "Exercise Price").

         The number and purchase price of such shares are subject to adjustment as provided for in Section 8 hereof.

2.       TERM OF THE WARRANT AGREEMENT.

         Except as otherwise provided for herein, this Warrant and the right to purchase Common Stock as granted herein shall commence on the Effective Date and shall be exercisable for a period of (i) seven (7) years or (ii) upon the sale, conveyance or disposal of all or substantially all of the Company's property or business or the Company's merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company) or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this Section 2 shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company, or (iii) immediately upon the effective date of the Company's initial public offering (through forced net issuance) whichever is longer.

                  In connection with a termination pursuant to (iii) above, the Company shall give the Warrantholder notice of its intention to file a Registration Statement with the Securities and Exchange Commission (the "Commission") not less than twenty (20) days prior to the anticipated filing date of such Registration Statement. Following such notice, the Warrantholder shall, within ten (10) days of receipt of such notice, give the Company notice of any intention the Warrantholder has to exercise the Warrant. In the event that the Warrantholder desires to exercise this Warrant, such notice shall include the number of shares the Warrantholder intends to exercise and the Warrantholder shall surrender this Warrant to the Company along with payment of the applicable Purchase Price, unless the Company shall, in its discretion, permit deferral of such payment; provided, however, that the actual exercise of this Warrant may be, at the Warrantholder's discretion, solely conditioned on
(a) the filing of a Registration Statement with the Commission within thirty
(30) days following the Company's delivery of notice to the Warrantholder and
(b) the declaration of effectiveness of such Registration Statement by the Commission within seventy-five (75) days following the filing thereof. In the event that either
(a) or (b) above does not occur following the submission by the Warrantholder of a notice of exercise conditioned on such occurrence, this Warrant shall be returned to the Warrantholder and shall remain in full force and effect, subject to the terms and conditions hereof.

3.       EXERCISE OF THE PURCHASE RIGHTS.

         The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder in whole, at any time, or from time to time, prior to the expiration of the term set forth in Section 2 above, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as
Exhibit I (the "Notice of Exercise"), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the purchase price in accordance with the terms set forth below, and in no event later than twenty-one
(21) days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Common Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the "Acknowledgment of Exercise") indicating the number of shares which remain subject to future purchases, if any.

         The Exercise Price may be paid at the Warrantholder's election either
(i) by cash or check, or (ii) by surrender of Warrants ("Net Issuance") as determined below. If the Warrantholder elects the Net Issuance method, the Company will issue Common Stock in accordance with the following formula:

                     X = Y(A-B)
                     A

         Where: X =  the number of shares of Common Stock to be issued to the
                     Warrantholder.

                     Y = the number of shares of Common Stock requested to be exercised under this Warrant Agreement.

                     A =  the fair market value of one (1) share of Common
                          Stock.

                     B =  the Exercise Price.

         For purposes of the above calculation, current fair market value of Common Stock shall mean with respect to each share of Common Stock:

                  (i) if the exercise is in connection with an initial public offering of the Company's Common Stock, and if the Company's Registration Statement relating to such public offering has been declared effective by the SEC, then the fair market value per share shall be the initial "Price to Public" specified in the final prospectus with respect to the offering;

                  (ii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the fair market value of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock on a common equivalent basis pursuant to such merger or acquisition.

4.       RESERVATION OF SHARES.

         During the term of this Warrant Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.

5.       NO FRACTIONAL SHARES OR SCRIP.

         No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

6.       NO RIGHTS AS SHAREHOLDER.

         This Warrant Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Warrant.

7.       WARRANTHOLDER REGISTRY.

         The Company shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement.

8.       ADJUSTMENT RIGHTS.

         The purchase price per share and the number of shares of Common Stock purchasable hereunder are subject to adjustment, as follows:

         (a) Merger and Sale of Assets. If at any time there shall be a capital reorganization of the shares of the Company's stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation whether or not the Company is the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (hereinafter referred to as a "Merger Event"), then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of the Warrant, the number of shares of Common stock or other securities of the successor corporation resulting from such Merger Event, equivalent in value to that which would have been issuable if Warrantholder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interest of the Warrantholder after the Merger Event to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Common Stock purchasable) shall be applicable to the greatest extent possible.

         (b) Reclassification of Shares. If the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

         (c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Common Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

         (d) Stock Dividends. If the Company at any time shall pay a dividend payable in, or make any other distribution (except any distribution specifically provided for in the foregoing subsections (a) or (b)) of the Company's stock, then the Exercise Price shall be adjusted, from and after the record date of such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of all shares of the Company's stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of all shares of the Company's stock outstanding immediately after such dividend or distribution. The Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         (e) Right to Purchase Additional Stock. If, the Warrantholder's total cost of equipment leased pursuant to the Leases exceeds $1,000,000, Warrantholder shall have the right to purchase from the Company, at the Exercise Price (adjusted as set forth herein), an additional number of shares, which number shall be determined by (i) multiplying the amount by which the Warrantholder's total equipment cost exceeds $1,000,000 by 4.5%, and (ii) dividing the product thereof by the Exercise Price per share referenced above.

         (f) Antidilution Rights. If at any time after the Effective Date the Company issues or sells, or is deemed by the provisions of Section 4(D)(I)(E) of the Certificate of Incorporation, as amended through the Effective

Date, (hereinafter "Charter") to have issued or sold Additional Stock (as defined in the [charter), other than as otherwise adjusted for or excepted pursuant to the Charter or pursuant to paragraphs (b), (c) and (d) hereof, without consideration or for a price less than the Exercise Price per share, then the Exercise Price shall be adjusted, from and after the date of such issuance or sale, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of issuance or sale by a fraction (i) the numerator of which shall be the total number of shares of the Outstanding Common [(as defined in section 4(d)(I)(A) of the charter) immediately prior to such issuance or sale plus the number of Shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price, and (ii) the denominator of which shall be the total number of all shares of the outstanding common immediately after such issuance or sale plus the number of shares of Additional Stock. The Warrantholder shall then be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. The Company shall provide Warrantholder with a certificate showing such adjustment of Exercise Price prepared by [its Chief Financial Officer] by [first class mail, postage prepaid] at the address as shown on the books of the Company.

         (g) Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in cash, property, stock or other securities; (ii) the Company shall offer for subscription prorata to the holders of any class of its Common Stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; (iv) there shall be an initial public offering; or (v) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; (B) in the case of any such Merger Event, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up); and (C) in the case of a public offering, the Company shall give the Warrantholder at least twenty (20) days written notice prior to the effective date hereof.

         Each such written notice shall set forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Exercise Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Warrantholder, at the address as shown on the books of the Company.

         (h) Timely Notice. Failure to timely provide such notice required by subsection (g) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder. The notice period shall begin on the date Warrantholder actually receives a written notice containing all the information specified above.

9.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

EXCEPT AS SET FORTH IN THE SCHEDULE OF EXCEPTIONS ATTACHED HERETO AS EXHIBIT A, THE COMPANY HEREBY REPRESENTS AND WARRANTS THAT:

         (a) Reservation of Common Stock. The Common Stock issuable upon exercise of the Warrantholder's rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Common Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or Federal securities laws and that certain Investors' Rights Agreement dated November 2, 1999 by and among the Company and certain investors (the Investors' Rights Agreement"). The Company has made available to the Warrantholder true, correct and complete copies of its Charter and Bylaws, as amended, attached hereto as Exhibit IV. The issuance of certificates for shares of Common Stock upon exercise of the Warrant Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

         (b) Due Authority. The execution and delivery by the Company of this Warrant Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company, and the Leases and this Warrant Agreement are not inconsistent with the Company's Charter or Bylaws, do not contravene any law or governmental rule, regulation or order applicable to it, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and this Warrant Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its respective terms.

         (c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement, except for the filing of notices pursuant to Regulation D under the 1933 Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

         (d) Issued Securities. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities issued by the Company were issued in full compliance with all Federal and state securities laws. In addition, as the date hereof:

                  (i) The authorized capital of the Company consists of (A) 21,914,722 shares of Preferred Stock, of which 7,913,224 shares are designated Series A Preferred Stock of which all shares are issued and outstanding,4,510,000 shares are designated Series B Preferred Stock of which all shares are issued and outstanding, and 6,491,493 shares are designated Series C Preferred Stock of which all are issued and outstanding, and 3,000,000 shares are designated Series D Preferred Stock of which 2,060,581 shares are issued and outstanding and (B) 35,000,000 shares of Common Stock of which _________ shares are issued and outstanding.

                  (ii) The Company has reserved (A) 5,466,799 shares of Common Stock for issuance under its 1999 Stock Plan, under which ______ options are outstanding. Except for a Warrant issued to Lighthouse Capital Partners III, L.P., and as set forth in the Investor's Rights' Agreement, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities of the Company.

                  (iii) Except as set forth in the Investors' Rights Agreement, no shareholder of the Company has preemptive rights to purchase new issuance's of the Company's capital stock.

         (e) Other Commitments to Register Securities. Except as set forth in this Warrant Agreement and the Investors' Rights Agreement, the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the 1933 Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

         (f) Exempt Transaction. Subject to the accuracy of the Warrantholder's representations in Section 10 hereof, the issuance of the Common Stock upon exercise of this Warrant will constitute a transaction exempt from
(i) the registration requirements of Section 5 of the 1933 Act, in reliance upon
Section 4(2) thereof.

         (g) Compliance with Rule 144. At the written request of the Warrantholder, who proposes to sell Common Stock issuable upon the exercise of the Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission, the Company shall furnish to the Warrantholder, within ten
(10) days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time.

10.      REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

         This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

         (a) Investment Purpose. The right to acquire Common Stock issuable upon exercise of the Warrantholder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

         (b) Private Issue. The Warrantholder understands (i) that the Common Stock issuable upon exercise of this Warrant is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 10.

         (c) Disposition of Warrantholder's Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire Common Stock issuable upon exercise of such rights unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Common Stock or Common Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Common Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Common Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Common Stock not bearing any restrictive legend.

         (d) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

         (e) Risk of No Registration. The Warrantholder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1933 Act, or file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Common Stock pursuant to this Warrant Agreement, or (ii) the Common Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of its rights of the Warrantholder to purchase Common Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

         (f) Accredited Investor. Warrantholder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

11.      TRANSFERS.

         Subject to the terms and conditions contained in Section 10 hereof, this Warrant Agreement and all rights hereunder are transferable in whole by the Warrantholder and any successor transferee, provided, however, in no event shall the number of transfers of the rights and interests in all of the Warrants exceed three (3) transfers and prior written notice is provided to the Company and the Warrantholder has otherwise complied with Section 10(c). The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the "Transfer Notice"), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

12.      MARKET STANDOFF

                                    (i)      PERIOD; AGREEMENT. IN CONNECTION
WITH THE INITIAL PUBLIC OFFERING OF THE COMPANY'S SECURITIES AND UPON REQUEST OF THE COMPANY OR THE UNDERWRITERS MANAGING SUCH OFFERING OF THE COMPANY'S SECURITIES, THE WARRANTHOLDER AGREES NOT TO SELL, MAKE ANY SHORT SALE OF, LOAN, GRANT ANY OPTION FOR THE PURCHASE OF, OR OTHERWISE DISPOSE OF ANY SECURITIES OF THE COMPANY (OTHER THAN THOSE INCLUDED IN THE REGISTRATION) WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR SUCH UNDERWRITERS, AS THE CASE MAY BE, FOR SUCH PERIOD OF TIME (NOT TO EXCEED 180 DAYS) FROM THE EFFECTIVE DATE OF SUCH REGISTRATION AS MAY BE REQUESTED

BY THE COMPANY OR SUCH MANAGING UNDERWRITERS AND TO EXECUTE AN AGREEMENT REFLECTING THE FOREGOING AS MAY BE REQUESTED BY THE UNDERWRITERS AT THE TIME OF THE COMPANY'S INITIAL PUBLIC OFFERING.

                                    (ii)     STOP-TRANSFER INSTRUCTIONS. IN
ORDER TO ENFORCE THE FOREGOING COVENANTS, THE COMPANY MAY IMPOSE STOP-TRANSFER INSTRUCTIONS WITH RESPECT TO THE SECURITIES OF THE WARRANTHOLDER.

                                    (iii)    TRANSFEREES BOUND. THE
WARRANTHOLDER AGREES THAT PRIOR TO THE COMPANY'S INITIAL PUBLIC OFFERING IT WILL NOT TRANSFER SECURITIES OF THE COMPANY UNLESS EACH TRANSFEREE AGREES IN WRITING TO BE BOUND BY ALL OF THE PROVISIONS OF THIS SECTION 12(l).

13.      MISCELLANEOUS.

         (a) Effective Date. The provisions of this Warrant Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

         (b) Attorney's Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

         (c) Governing Law. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of California without regard to conflicts of law considerations.

         (d) Counterparts. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (e) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (provided that the original is sent by personal delivery or mail as hereinafter set forth) or seven (7) days after deposit in the United States mail, by registered or certified mail, addressed (i) to the Warrantholder at 6111 North River Road, Rosemont, Illinois 60018, attention: Venture Lease Administration, cc: Legal Department, attn: General Counsel, (and/or, if by facsimile, (847) 518-5465 and (847)518-5088) and (ii) to the Company at 201
Spear St. 3rd Floor, San Francisco, CA 94105, attention: Controller (and/or if by facsimile, (415)371-1134) or at such other address as any such party may subsequently designate by written notice to the other party.

         (f) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable.

         (g) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

         (h) Survival. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

         (i) Severability. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

         (j) Amendments. Any provision of this Warrant Agreement may be amended by a written instrument signed by the Company and by the Warrantholder.

         (k) Additional Documents. The Company, upon execution of this Warrant Agreement, shall provide the Warrantholder with certified resolutions authorizing the reservation, issuance, and sale of the Warrant Agreement. The Company shall also supply such other documents as the Warrantholder may from time to time reasonably request.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

                                     COMPANY:  REDENVELOPE, INC.

                                     By:    /s/ Illegible
                                            -------------------------

                                     Title: CEO
                                            -------------------------

                                     WARRANTHOLDER: COMDISCO, INC.

                                     By:    /s/ Illegible
                                            -------------------------

                                     Title: VP
                                            -------------------------

                                    EXHIBIT I

                               NOTICE OF EXERCISE

TO:      ____________________________

(1) The undersigned Warrantholder hereby elects to purchase _______ shares of the Common Stock of _____________________' pursuant to the terms of the Warrant Agreement dated the ______ day of ________________________, 20__ (the "Warrant Agreement") between _______________________________
         and the Warrantholder, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(2) In exercising its rights to purchase the Common Stock of ________________________________________' the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 10 of the Warrant Agreement.

(3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

_________________________________
(Name)

_________________________________
(Address)

WARRANTHOLDER:  COMDISCO, INC.

By:      ____________________________

Title:   ____________________________

Date:    ____________________________

                                   EXHIBIT II

                           ACKNOWLEDGMENT OF EXERCISE

         The undersigned ____________________________________, hereby acknowledge receipt of the "Notice of Exercise" from Comdisco, Inc., to purchase ____ shares of the Common Stock of _____________________, pursuant to the terms of the Warrant Agreement, and further acknowledges that ______ shares remain subject to purchase under the terms of the Warrant Agreement.

                                     COMPANY:

                                     By:    ___________________________

                                     Title: ___________________________

                                     Date:  ___________________________

                                   EXHIBIT III

                                 TRANSFER NOTICE

(TO TRANSFER OR ASSIGN THE FOREGOING WARRANT AGREEMENT EXECUTE THIS FORM AND SUPPLY REQUIRED INFORMATION. DO NOT USE THIS FORM TO PURCHASE SHARES.)

         FOR VALUE RECEIVED, the foregoing Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to

___________________________________________________________________
(Please Print)

whose address is  _________________________________________________

___________________________________________________________________

                           Dated:    ______________________________

                           Holder's Signature:   __________________

                           Holder's Address:     ___________________

                           _________________________________________

Signature Guaranteed:      _________________________________________

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant Agreement.